Exhibit 4.5

FORM OF SUBORDINATED INDENTURE

Helix Energy Solutions Group, Inc.
as Issuer

and

The Bank of New York Mellon Trust Company, N.A.
as Trustee

Indenture

Dated as of ______________, ____

Subordinated Debt Securities

Helix Energy Solutions Group, Inc.

Reconciliation and tie between Trust Indenture Act of 1939
and Indenture, dated as of _______________

______________________

Section of Trust Indenture Act of 1939		Section(s) of Indenture

§ 310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	7.10
	(b)	7.08, 7.10
§ 311	(a)	7.11
	(b)	7.11
	(c)	Not Applicable
§ 312	(a)	2.07
	(b)	11.03
	(c)	11.03
§ 313	(a)	7.06
	(b)	7.06
	(c)	7.06
	(d)	7.06
§ 314	(a)	4.03, 4.04
	(b)	Not Applicable
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	11.05
§ 315	(a)	7.01(b)
	(b)	7.05
	(c)	7.01(a)
	(d)	7.01(c)
	(d)(1)	7.01(c)(1)
	(d)(2)	7.01(c)(2)
	(d)(3)	7.01(c)(3)
	(e)	6.11
§ 316	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	Not Applicable
	(a)(last sentence)	2.11
	(b)	6.07
§ 317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.06
§ 318	(a)	11.01

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

ii

iii

INDENTURE dated as of _______________ between Helix Energy Solutions Group, Inc., a Minnesota corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s unsecured subordinated debentures, notes or other evidences of indebtedness (the “Securities”) to be issued from time to time in one or more series as provided in this Indenture:

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01              Definitions

“Additional Amounts” means any additional amounts required by the express terms of a Security or by or pursuant to a Board Resolution, under circumstances specified therein or pursuant thereto, to be paid by the Company with respect to certain taxes, assessments or other governmental charges imposed on certain Holders and that are owing to those Holders.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, that specified Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Agent” means any Registrar or Paying Agent.

“Bankruptcy Law” means Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized, with respect to any particular matter, to act by or on behalf of the Board of Directors of the Company.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day that is not a Legal Holiday.

“Capital Stock” means, with respect to any Person, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in equity issued by that Person.

“Capitalized Lease Obligation” of any Person means any obligation of that Person to pay rent or other amounts under a lease of property, real or personal, that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of that obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean that successor Person; provided, however, that for purposes of any provision contained herein that is required by the TIA, “Company” shall also mean each other obligor (if any) on the Securities of a series.

“Company Order” and “Company Request” mean, respectively, a written order or request signed in the name of the Company by two Officers of the Company, and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business in Houston, Texas shall be principally administered, which office as of the date of this instrument is located at 601 Travis Street, 16th Floor, Houston, Texas 77002, except that with respect to presentation of Securities for payment or for registration of transfer, conversion or exchange, such term shall mean the office or agency of the Trustee at which at any particular time its corporate agency business shall be conducted, which office at the date of this instrument is located at 240 Greenwich Street, New York, New York 10286, or, in the case of any of such offices or agency, such other address as the Trustee may designate from time to time by notice to the Company.

“corporation” means a corporation, association, limited liability company, company, joint-stock company or business trust.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“deliver” or “delivery” means, in the context of certificated Securities, actual physical delivery of the certificated Securities to the relevant Person required hereunder, together with all endorsements, and in the context of Global Securities, the designation on the records of the Depositary of a change in the beneficial interests of a holder in a Global Security.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in global form, the Person specified pursuant to Section 2.01 as the initial Depositary with respect to the Securities of that series, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and thereafter “Depositary” shall mean or include that successor.

“Designated Senior Indebtedness,” unless otherwise provided with respect to the Securities of a series as contemplated by Section 2.01, means any Senior Indebtedness of the Company that (i) in the instrument evidencing the same or the assumption or guarantee thereof (or related documents to which the Company is a party) is expressly designated as “Designated Senior Indebtedness” for purposes of this Indenture and (ii) satisfies such other conditions as may be provided with respect to the Securities of that series; provided that those instruments or documents may place limitations and conditions on the right of that Senior Indebtedness to exercise the rights of Designated Senior Indebtedness.

“Disqualified Capital Stock” means, when used with respect to the Securities of any series, (i) except as set forth in (ii), with respect to any Person, Capital Stock of that Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or on the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by that Person or any Subsidiary of that Person, in whole or in part, on or prior to the last Stated Maturity of the Securities of that series and (ii) with respect to any Subsidiary of that Person (including with respect to any Subsidiary of the Company), any Capital Stock other than any common stock with no preference, privileges, or redemption or repayment provisions.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

“Global Security” of any series means a Security of that series that is issued in global form in the name of the Depositary with respect thereto or its nominee.

“Government Obligations” means, with respect to a series of Securities, direct obligations of the government that issues the currency in which the Securities of the series are payable for the payment of which the full faith and credit of that government is pledged, or obligations of a Person controlled or supervised by and acting as an agency or instrumentality of that government, the payment of which is unconditionally guaranteed as a full faith and credit obligation by that government.

“Holder” means a Person in whose name a Security is registered.

“Indebtedness” of any Person means, without duplication, (i) all indebtedness of that Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of that Person or only to a portion thereof), (ii) all obligations of that Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of that Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit, bid or performance bonds and other similar obligations issued by or for the account of that Person in the ordinary course of business, to the extent not drawn or, to the extent drawn, if that drawing is reimbursed not later than 30 Business Days following demand for reimbursement, (iv) all obligations of that Person to pay the deferred and unpaid purchase price of property or services, except trade payables, advances on contracts and accrued expenses arising in the ordinary course of business, (v) all Capitalized Lease Obligations of that Person, (vi) all Indebtedness of others secured by a Lien on any asset of that Person, whether or not that Indebtedness is assumed by that Person (provided that if the obligations so secured have not been assumed in full by that Person or are not otherwise that Person’s legal liability in full, then those obligations shall be deemed to be in an amount equal to the greater of (a) the lesser of (1) the full amount of those obligations and (2) the fair market value of those assets, as determined in good faith by the board of directors or other managing body of that Person and (b) the amount of obligations as have been assumed by that Person or that are otherwise that Person’s legal liability) and (vii) all guarantees by that Person of or with respect to Indebtedness of others (other than endorsements in the ordinary course of business), in each case to the extent of the Indebtedness guaranteed.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the provisions hereof, and includes the terms of a particular series of Securities established as contemplated by Section 2.01.

“interest” means, with respect to an Original Issue Discount Security that by its terms bears interest only after Maturity, interest payable after Maturity.

“Interest Payment Date,” when used with respect to any Security, shall have the meaning assigned to that term in the Security as contemplated by Section 2.01.

“Issue Date” means, with respect to Securities of a series, the date on which the Securities of that series are originally issued under this Indenture.

“Junior security” of a Person means, when used with respect to the Securities of any series, any Qualified Capital Stock of that Person or any Indebtedness of that Person that is subordinated in right of payment to Senior Indebtedness of the Company to substantially the same extent as, or to a greater extent than, the Securities of that series and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the last Stated Maturity of the Securities of that series.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in any of The City of New York, New York, Houston, Texas or a Place of Payment are authorized or obligated by law, regulation or executive order to remain closed.

“Maturity” means, with respect to any Security, the date on which the principal of that Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof, or by declaration of acceleration, call for redemption or otherwise.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice Chairman of the Board, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of a Person or any other officer or officers of such Person designated in writing by or pursuant to the authority of the board of directors of such Person.

“Officers’ Certificate” means a certificate signed by two Officers of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of, or outside counsel to, the Company, and who shall be acceptable to the Trustee.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency, instrumentality or political subdivision thereof or other entity of any kind.

“Place of Payment” means, with respect to the Securities of any series, the place or places where, subject to the provisions of Section 4.02, the principal of, premium (if any) and interest on, and any Additional Amounts with respect to, the Securities of that series are payable as specified in accordance with Section 2.01.

“principal” of a Security means the principal of the Security plus, when appropriate, the premium, if any, on the Security.

“Qualified Capital Stock” means any Capital Stock of the Company that is not Disqualified Capital Stock.

“Redemption Date” means, with respect to any Security to be redeemed, the date fixed for that redemption by or pursuant to this Indenture.

“Redemption Price” means, with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Responsible Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Division - Corporate Finance Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 7.01(c)(2) and Section 7.05 shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Rule 144A Securities” means Securities of a series designated pursuant to Section 2.01 as entitled to the benefits of Section 4.03(b).

“SEC” means the Securities and Exchange Commission.

“Securities” has the meaning stated in the preamble of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Security Custodian” means, with respect to Securities of a series issued in global form, the Trustee for Securities of that series, as custodian with respect to the Securities of that series, or any successor entity thereto.

“Senior Indebtedness” of the Company, unless otherwise provided with respect to the Securities of a series as contemplated by Section 2.01, means (i) the principal of and premium, if any, and interest on (including interest accruing or becoming owing prior to or subsequent to the commencement of any proceeding against or with respect to the Company under any bankruptcy law) and other amounts due on or in connection with any Indebtedness of the Company, whether currently outstanding or hereafter incurred, issued or assumed, unless, by the terms of the instrument creating or evidencing that Indebtedness, it is provided that such Indebtedness is not superior in right of payment to the Securities or to other Indebtedness that is pari passu with or subordinated to the Securities and (ii) any modifications, refunding, deferrals, renewals or extensions of any such Indebtedness or securities, notes or other evidences of Indebtedness issued in exchange for that Indebtedness; provided that in no event shall “Senior Indebtedness” of the Company include Indebtedness of the Company for borrowed money owed or owing to any Subsidiary of the Company or any person who constitutes an officer of the Company within the meaning of Section 16 of the Exchange Act or any director of the Company.

“Stated Maturity” means, when used with respect to any Security or any installment of principal thereof or interest thereon, the date specified in that Security as the fixed date on which the principal of that Security or that installment of principal or interest is due and payable.

“Subsidiary” means a Person at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has that voting power by reason of any contingency.

“surrender” shall have the same meaning as “deliver” in the context of the surrender of a Security.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the date hereof; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter “Trustee” means each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series means the Trustee with respect to Securities of that series.

“United States” means the United States of America (including the States and the District of Columbia) and its territories and possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

“United States Alien” means any Person who, for United States federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien or foreign fiduciary of an estate or trust, or a foreign partnership.

“U.S. Government Obligations” means Government Obligations with respect to Securities payable in Dollars.

SECTION 1.02                 Other Definitions

Defined Term	Defined in Section
“Agent Members”	2.17
“Applicable Tax Law”	7.02
“Bankruptcy Custodian”	6.01
“Conversion Event”	6.01
“covenant defeasance”	8.01
“EDGAR”	4.03
“Event of Default”	6.01
“Exchange Rate”	2.11
“Judgment Currency”	6.10
“legal defeasance”	8.01
“mandatory sinking fund payment”	3.09
“optional sinking fund payment”	3.09
“Paying Agent”	2.05
“Payment Default”	10.02
“Payment Blocking Notice”	10.02
“Registrar”	2.05
“Required Currency”	6.10
“Successor”	5.01

SECTION 1.03	Incorporation by Reference of Trust Indenture Act

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company or any other obligor on the Securities.

All terms used in this Indenture that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04	Rules of Construction

Unless the context otherwise requires:

(1)                 a term has the meaning assigned to it;

(2)                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                 “or” is not exclusive;

(4)                 words in the singular include the plural, and in the plural include the singular;

(5)                 provisions apply to successive events and transactions;

(6)                 all references in this instrument to Articles and Sections are references to the corresponding Articles and Sections in and of this instrument;

(7)                 the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(8)                 “including” means “including without limitation”, “including but not limited to” or words of similar import.

ARTICLE II
THE SECURITIES

SECTION 2.01	Amount Unlimited; Issuable in Series

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth, or determined in a manner provided, in an Officers’ Certificate or in a Company Order, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(1)                 the title of the Securities of the series (which shall distinguish the Securities of the series from the Securities of all other series);

(2)                 if there is to be a limit, the limit on the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered on registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.08, 2.09, 2.12, 2.17, 3.07 or 9.05 and except for any Securities that, pursuant to Section 2.04 or 2.17, are deemed never to have been authenticated and delivered hereunder); provided, however, that unless otherwise provided in the terms of the series, the authorized aggregate principal amount of that series may be increased before or after the issuance of any Securities of the series by a Board Resolution (or action pursuant to a Board Resolution) to that effect;

(3)                 whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form, as Global Securities or otherwise, and, if so, whether beneficial owners of interests in any such Global Security may exchange those interests for Securities of that series and of like tenor of any authorized form and denomination and the circumstances under which those exchanges may occur, if other than in the manner provided in Section 2.17, and the initial Depositary and Security Custodian, if any, for any Global Security or Securities of that series;

(4)                 (i) if other than provided herein, the Person to whom any interest on Securities of the series shall be payable, and (ii) the manner in which any interest payable on a temporary Global Security on any Interest Payment Date will be paid if other than in the manner provided in Section 2.14;

(5)                 the date or dates on which the principal of (and premium, if any, on) the Securities of the series is payable or the method of determination thereof;

(6)                 the rate or rates, or the method of determination thereof, at which the Securities of the series shall bear interest, if any, whether and under what circumstances Additional Amounts with respect to those Securities shall be payable, the date or dates from which that interest shall accrue, the Interest Payment Dates on which that interest shall be payable and the record date for the interest payable on any Securities on any Interest Payment Date;

(7)                 the place or places where, subject to the provisions of Section 4.02, the principal of, premium (if any) and interest on, and any Additional Amounts with respect to, the Securities of the series shall be payable;

(8)                 the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions on which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option, and the manner in which the Company may exercise any such option, if different from those set forth herein;

(9)                 the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions on which Securities of the series shall be redeemed, purchased or repaid in whole or in part pursuant to that obligation;

(10)             if other than denominations of $1,000 and any integral multiple thereof, the denomination in which any Securities of that series shall be issuable;

(11)             if other than Dollars, the currency or currencies (including composite currencies) or the form, including equity securities, other debt securities (including Securities), warrants or any other securities or property of the Company or any other Person, in which payment of the principal of, premium (if any) and interest on, and any Additional Amounts with respect to, the Securities of the series shall be payable;

(12)             if the principal of, premium (if any) or interest on, or any Additional Amounts with respect to, the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies (including composite currencies) other than that in which the Securities are stated to be payable, the currency or currencies (including composite currencies) in which payment of the principal of, premium (if any) and interest on, and any Additional Amounts with respect to, Securities of that series as to which that election is made shall be payable, and the periods within which and the terms and conditions on which that election is to be made;

(13)             if the amount of payments of principal of, premium (if any) and interest on, and any Additional Amounts with respect to, the Securities of the series may be determined with reference to any commodities, currencies or indices, values, rates or prices or any other index or formula, the manner in which those amounts shall be determined;

(14)             if other than the entire principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable on declaration of acceleration of the Maturity thereof pursuant to Section 6.02;

(15)             any additional means of satisfaction and discharge of this Indenture and any additional conditions or limitations to discharge with respect to Securities of the series pursuant to Article VIII or any modifications of or deletions from those conditions or limitations;

(16)             any deletions or modifications of or additions to the Events of Default set forth in Section 6.01 or covenants of the Company set forth in Article IV pertaining to the Securities of the series;

(17)             any restrictions or other provisions with respect to the transfer or exchange of Securities of the series, which may amend, supplement, modify or supersede those contained in this Article II;

(18)             if the Securities of the series are to be convertible into or exchangeable for Capital Stock, other debt securities (including Securities), warrants, other equity securities or any other securities or property of the Company or any other Person, at the option of the Company or the Holder or on the occurrence of any condition or event, the terms and conditions for that conversion or exchange;

(19)             if the Securities of the series are to be entitled to the benefit of Section 4.03(b) (and accordingly constitute Rule 144A Securities), that fact;

(20)             any modifications to, or qualifications contemplated by, the definition of “Designated Senior Indebtedness,” any modifications to the definition of “Senior Indebtedness” of the Company or any modifications to Article X or the other provisions regarding subordination with respect to the Securities of that series; and

(21)             any other terms of the series (which terms shall not be prohibited by the provisions of this Indenture).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 2.03) set forth, or determined in the manner provided, in the Officers’ Certificate or Company Order referred to above or in any such indenture supplemental hereto.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of that action together with that Board Resolution shall be set forth in an Officers’ Certificate or certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or Company Order setting forth the terms of the series.

The Securities shall be subordinated in right of payment to Senior Indebtedness of the Company as provided in Article X.

SECTION 2.02	Denominations

The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 2.01. In the absence of any such provisions with respect to the Securities of any series, the Securities of that series denominated in Dollars shall be issuable in denominations of $1,000 and any integral multiples thereof.

SECTION 2.03	Forms Generally

The Securities of each series shall be in fully registered form and in substantially the form or forms (including temporary or permanent global form) established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto. The Securities may have notations, legends or endorsements required by law, securities exchange rule, the Company’s articles of incorporation, by-laws or other similar governing documents, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). A copy of the Board Resolution establishing the form or forms of Securities of any series shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 2.04 for the authentication and delivery of those Securities.

The definitive Securities of each series shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officers executing those Securities, as evidenced by their execution thereof.

The Trustee’s certificate of authentication shall be in substantially the following form:

“This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory”.

SECTION 2.04	Execution, Authentication, Delivery and Dating

Two Officers of the Company shall sign the Securities of each series on behalf of the Company by manual or facsimile signature.

If an Officer of the Company whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall be valid nevertheless.

A Security shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that the Security has been authenticated under this Indenture. Notwithstanding the foregoing, if any Security has been authenticated and delivered hereunder but never issued and sold by the Company, and the Company delivers that Security to the Trustee for cancellation as provided in Section 2.13, together with a written statement (which need not comply with Section 11.05 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture that Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, and the Trustee shall authenticate and deliver those Securities for original issue on a Company Order for the authentication and delivery of those Securities. That order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated, the name or names of the initial Holder or Holders and any other terms of the Securities of that series not otherwise determined. If provided for in those procedures, that Company Order may authorize (1) authentication and delivery of Securities of that series for original issue from time to time, with certain terms (including the Maturity date or dates, original issue date or dates and interest rate or rates) that differ from Security to Security and (2) may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent, which instructions shall be promptly confirmed in writing.

If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Section 2.01, in authenticating those Securities, and accepting the additional responsibilities under this Indenture in relation to those Securities, the Trustee shall be entitled to receive (in addition to the Company Order referred to above and  the other documents required by Section 11.04), and (subject to Section 7.01) shall be fully protected in relying on,

(a)                 an Officers’ Certificate setting forth the Board Resolution and, if applicable, an appropriate record of any action taken pursuant thereto, as contemplated by the last paragraph of Section 2.01; and

(b)                 an Opinion of Counsel to the effect that:

(i)                   if the form of those Securities has been established by or pursuant to Board Resolution, as is permitted by Section 2.01, that such form has been established in conformity with the provisions of this Indenture;

(ii)                 if the terms of those Securities have been established by or pursuant to Board Resolution, as is permitted by Section 2.01, that such terms have been established in conformity with the provisions of this Indenture; and

(iii)                those Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in that Opinion of Counsel, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws in effect from time to time affecting the rights of creditors generally, and the application of general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

If all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Officers’ Certificate and Opinion of Counsel at the time of issuance of each such Security, but that Officers’ Certificate and Opinion of Counsel shall be delivered at or before the time of issuance of the first Security of the series to be issued.

The Trustee shall not be required to authenticate those Securities if the issuance of those Securities pursuant to this Indenture would affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner not reasonably acceptable to the Trustee.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of that appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by that agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Each Security shall be dated the date of its authentication.

SECTION 2.05	Registrar and Paying Agent

The Company shall maintain an office or agency for each series of Securities where Securities of that series may be presented for registration of transfer or exchange (“Registrar”) and an office or agency where Securities of that series may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Securities of that series and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to that Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. The Company may change any Paying Agent or Registrar without notice to any Holder. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any Subsidiary may act as Paying Agent or Registrar.

The Company initially appoints the Trustee as Registrar and Paying Agent.

SECTION 2.06	Paying Agent to Hold Money in Trust

With respect to each series of Securities, the Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders of Securities of that series or the Trustee all money held by the Paying Agent for the payment of principal of, premium (if any) or interest on, or any Additional Amounts with respect to, Securities of that series and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee and upon accounting for any funds disbursed, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent with respect to a series of Securities, it shall segregate and hold in a separate trust fund for the benefit of the Holders of Securities of that series all money held by it as Paying Agent. Each Paying Agent shall otherwise comply with TIA § 317(b).

SECTION 2.07	Holder Lists

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each series of Securities and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar with respect to a series of Securities, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date with respect to that series of Securities, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Securities of that series, and the Company shall otherwise comply with TIA § 312(a).

SECTION 2.08	Transfer and Exchange

Except as set forth in Section 2.17 or as may be provided pursuant to Section 2.01, when Securities of any series are presented to the Registrar with the request to register the transfer of those Securities or to exchange those Securities for an equal principal amount of Securities of the same series of like tenor and of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements and the requirements of this Indenture for those transactions are met; provided, however, that the Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder thereof or by such Holder’s attorney, duly authorized in writing, on which instruction the Registrar can rely.

To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s written request and submission of the Securities (or Global Securities). No service charge shall be made to a Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable on exchanges pursuant to Section 2.12, 3.07 or 9.05). The Trustee shall authenticate Securities in accordance with the provisions of Section 2.04. Notwithstanding any other provisions of this Indenture to the contrary, neither the Company nor the Trustee shall be required to register the transfer or exchange of (a) any Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Security being redeemed in part or (b) any Security during the period beginning 15 Business Days before the mailing of notice of any offer to repurchase Securities of the series required pursuant to the terms thereof or of redemption of Securities of a series to be redeemed and ending at the close of business on the date of mailing.

The transferor of any Security shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including any cost-basis reporting obligations under Section 6045 of the Internal Revenue Code of 1986, as amended. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information. In connection with any proposed exchange of a certificated Security for a Global Security, the Company or the Depositary shall be required to provide or cause to be provided to the Trustee all information reasonably available to the Company or the Depositary, as applicable, that is necessary to allow the Trustee to comply with any applicable tax reporting obligations, including any cost-basis reporting obligations under Section 6045 of the Internal Revenue Code of 1986, as amended. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

None of the Trustee nor any Paying Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other  documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.09	Replacement Securities

If any mutilated Security is surrendered to the Trustee, or if the Holder of a Security claims that the Security has been destroyed, lost or stolen and the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of that Security, the Company shall issue and the Trustee shall authenticate a replacement Security of the same series if the Trustee’s requirements are met. If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay that Security. The Holder must furnish an indemnity bond that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company.

SECTION 2.10	Outstanding Securities

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.10 as not outstanding.

If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the principal amount of any Security is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

SECTION 2.11	Original Issue Discount, Foreign-Currency Denominated and Treasury Securities

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, (a) the principal amount of an Original Issue Discount Security shall be the principal amount thereof that would be due and payable as of the date of that determination upon acceleration of the Maturity thereof pursuant to Section 6.02, (b) the principal amount of a Security denominated in a foreign currency shall be the Dollar equivalent, as determined by the Company by reference to the noon buying rate in The City of New York for cable transfers for that currency, as that rate is certified for customs purposes by the Federal Reserve Bank of New York (the “Exchange Rate”) on the date of original issuance of that Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent, as determined by the Company by reference to the Exchange Rate on the date of original issuance of that Security, of the amount determined as provided in (a) above), of that Security and (c) Securities owned by the Company or any other obligor on the Securities or any Affiliate of the Company or of that other obligor shall be disregarded, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that a Responsible Officer actually knows are so owned shall be so disregarded.

SECTION 2.12	Temporary Securities

Until definitive Securities of any series are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities, but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 2.13	Cancellation

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or redemption or for credit against any sinking fund payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, redemption, replacement or cancellation or for credit against any sinking fund. The Trustee shall provide confirmation of cancellation upon written request from the Company. All canceled Securities held by the Trustee shall be disposed of in accordance with the usual disposal procedures of the Trustee, and the Trustee shall maintain a record of their disposal. The Company may not issue new Securities to replace Securities that have been paid or that have been delivered to the Trustee for cancellation, except as otherwise provided for herein.

SECTION 2.14	Payments; Defaulted Interest

Unless otherwise provided as contemplated by Section 2.01 with respect to the Securities of any series, interest (except defaulted interest) on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Persons who are registered Holders of that Security at the close of business on the record date next preceding that Interest Payment Date, even if those Securities are canceled after that record date and on or before that Interest Payment Date. The Holder must surrender a Security to a Paying Agent to collect principal amounts. Unless otherwise provided with respect to the Securities of any series, the Company will pay the principal of, premium (if any) and interest on, and any Additional Amounts with respect to, the Securities in Dollars. Those amounts shall be payable at the offices of the Trustee or any Paying Agent, provided that at the option of the Company, the Company may pay those amounts (1) by wire transfer with respect to Global Securities or (2) by check payable in that money mailed to a Holder’s registered address with respect to any Securities.

If the Company defaults in a payment of interest on the Securities of any series, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest on the defaulted interest, in each case at the rate provided in the Securities of that series and in Section 4.01. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. At least 15 days before any special record date selected by the Company, the Company (or the Trustee, in the name of and at the expense of the Company upon 20 days’ prior written notice from the Company setting forth that record date and the interest amount to be paid) shall mail to Holders of any such series of Securities a notice that states the special record date, the related payment date and the amount of that interest to be paid.

SECTION 2.15	Persons Deemed Owners

The Company, the Trustee, any Agent and any authenticating agent may treat the Person in whose name any Security is registered as the owner of that Security for the purpose of receiving payments of principal of, premium (if any) or interest on, or any Additional Amounts with respect to that Security and for all other purposes. None of the Company, the Trustee, any Agent or any authenticating agent shall be affected by any notice to the contrary.

SECTION 2.16	Computation of Interest

Except as otherwise specified as contemplated by Section 2.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a year of 360 days comprising twelve 30-day months.

SECTION 2.17	Global Securities; Book-Entry Provisions

If Securities of a series are issuable in global form as a Global Security, as contemplated by Section 2.01, then, notwithstanding clause (10) of Section 2.01 and the provisions of Section 2.02, any such Global Security shall represent those of the outstanding Securities of that series as shall be specified therein and may provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, transfers or redemptions. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of outstanding Securities represented thereby shall be made by the Trustee (i) in such manner and upon instructions given by such Person or Persons as shall be specified in that Security or in a Company Order to be delivered to the Trustee pursuant to Section 2.04 or (ii) otherwise in accordance with written instructions or such other written form of instructions as is customary for the Depositary for that Security, from that Depositary or its nominee on behalf of any Person having a beneficial interest in that Global Security. Subject to the provisions of Section 2.04 and, if applicable, Section 2.12, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified in that Security or in the applicable Company Order. With respect to the Securities of any series that are represented by a Global Security, the Company authorizes the execution and delivery by the Trustee of a letter of representations or other similar agreement or instrument in the form customarily provided for by the Depositary appointed with respect to that Global Security. Any Global Security may be deposited with the Depositary or its nominee, or may remain in the custody of the Trustee or the Security Custodian therefor pursuant to a FAST Balance Certificate Agreement or similar agreement between the Trustee and the Depositary. If a Company Order has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 11.05 and need not be accompanied by an Opinion of Counsel.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee or the Security Custodian as its custodian, or under that Global Security, and the Depositary may be treated by the Company, the Trustee, the Agents or the Security Custodian and any agent of the Company, the Trustee, the Agents or the Security Custodian as the absolute owner of that Global Security for all purposes whatsoever. Notwithstanding the foregoing, (i) the registered holder of a Global Security of any series may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder of Securities of that series is entitled to take under this Indenture or the Securities of that series and (ii) nothing herein shall prevent the Company, the Trustee, the Agents or the Security Custodian, or any agent of the Company, the Trustee, the Agents or the Security Custodian, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Security.

Notwithstanding Section 2.08, and except as otherwise provided pursuant to Section 2.01, transfers of a Global Security shall be limited to transfers of that Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary. Securities of any series shall be transferred to all beneficial owners of a Global Security of that series in exchange for their beneficial interests in that Global Security if, and only if, either (1) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for that Global Security and a successor Depositary is not appointed by the Company within 90 days of that notice, (2) an Event of Default has occurred with respect to that series and is continuing and the Registrar has received a request from the Depositary to issue Securities of that series in lieu of all or a portion of that Global Security (in which case the Company shall deliver Securities of that series within 30 days of that request) or (3) the Company determines not to have the Securities of that series represented by a Global Security.

In connection with any transfer of a portion of the beneficial interests in a Global Security to beneficial owners pursuant to this Section 2.17, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interests in the Global Security to be transferred, and the Company shall execute, and the Trustee on receipt of a Company Order for the authentication and delivery of Securities shall authenticate and deliver, one or more Securities of the same series of like tenor and amount.

In connection with the transfer of all the beneficial interests in a Global Security of any series to beneficial owners pursuant to this Section 2.17, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interests in the Global Security, an equal aggregate principal amount of Securities of that series of authorized denominations.

None of the Company, the Trustee or any Agent will have any responsibility or liability for any acts or omissions of the Depositary with respect to any Global Security, for any aspect of the records relating to, or payments made on account of, Securities by the Depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any participant or between or among the Depositary, any such participant and/or any holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security or for maintaining, supervising or reviewing any records of the Depositary relating to those Securities. None of the Company, the Trustee nor any Agent shall be liable for any delay by the related Global Security Holder or the Depositary in identifying the beneficial owners, and each such Person may conclusively rely on, and shall be protected in relying on, instructions from that Global Security Holder or the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Securities to be issued).

None of the Company, the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner in a Global Security, or participant or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of the Global Security). The rights of beneficial owners in the Global Security shall be exercised only through the Depositary subject to the Applicable Procedures. The Trustee and the Agents shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustee and the Agents shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole holder of such Global Security and shall have no obligations to the beneficial owners thereof.

The provisions of the last sentence of the third paragraph of Section 2.04 shall apply to any Global Security if that Global Security was never issued and sold by the Company and the Company delivers to the Trustee the Global Security together with written instructions (which need not comply with Section 11.05 and need not be accompanied by an Opinion of Counsel) with regard to the cancellation or reduction in the principal amount of Securities represented  thereby, together with the written statement contemplated by the last sentence of the third paragraph of Section 2.04.

Notwithstanding the provisions of Sections 2.03 and 2.14, unless otherwise specified as contemplated by Section 2.01 with respect to Securities of any series, payment of principal of, premium (if any) and interest on, and any Additional Amounts with respect to, any Global Security shall be made to the Person or Persons specified therein.

SECTION 2.18	CUSIP Numbers

The Company in issuing the Securities of any series may use “CUSIP”, “ISIN” or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP”, “ISIN” or other similar numbers in notices of redemption as a convenience to Holders of Securities of such series; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities of such series or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities of such series, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP”, “ISIN” or other similar numbers of any series.

ARTICLE III
REDEMPTION

SECTION 3.01	Applicability of Article

Securities of any series that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.01 for Securities of any series) in accordance with this Article III.

SECTION 3.02	Notice to the Trustee

If the Company elects to redeem Securities of any series pursuant to this Indenture, it shall notify the Trustee of the Redemption Date and the principal amount of Securities of that series to be redeemed. The Company shall so notify the Trustee at least three Business Days before sending a notice of such redemption (unless a shorter notice shall be satisfactory to the Trustee) by delivering to the Trustee an Officers’ Certificate stating that the redemption will comply with the provisions of this Indenture and of the Securities of that series. Any such notice may be canceled at any time prior to the mailing of that notice of redemption to any Holder of the Securities of that series and shall thereupon be void and of no effect. A redemption or notice thereof may be subject to one or more conditions.

SECTION 3.03	Selection of Securities to Be Redeemed

If less than all the Securities of any series are to be redeemed (unless all of the Securities of that series of a specified tenor are to be redeemed), the particular Securities of that series to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the outstanding Securities of that series (and tenor) not previously called for redemption, either pro rata, by lot or by such other method as the Trustee shall deem fair and appropriate in accordance with industry standards at the time of such redemption (which redemption, in the case of any Securities represented by a Global Security, shall be in accordance with the applicable procedures of the Depositary, if any). That redemption may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of that series of a denomination larger than the minimum authorized denomination for Securities of that series or of the principal amount of Global Securities of that series; provided that, if at the time of redemption such Securities are represented by a Global Security, the Depositary shall be responsible for determining, in accordance with its procedures, the principal amount of interests in such Global Security held by each beneficial owner of Securities to be redeemed.

Except in the case of any Securities represented by a Global Security, the Trustee shall promptly notify the Company and the Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed , except in the case of any Securities represented by a Global Security, in which case such notice shall be given promptly upon request by the Company .

For purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities of any series shall relate, in the case of any of the Securities redeemed or to be redeemed only in part, to the portion of the principal amount thereof that has been or is to be redeemed.

SECTION 3.04	Notice of Redemption

Notice of redemption shall be given by first-class mail, postage prepaid, (or in accordance with the rules and procedures of the Depositary) not less than 30 days (or not less than 15 days in the case of convertible Securities) nor more than 60 days prior to the Redemption Date, to each Holder of Securities of a series to be redeemed, at the address of that Holder appearing in the register of Securities for that series maintained by the Registrar.

All notices of redemption shall identify the Securities to be redeemed and shall state:

(1)                 the name of the Securities, including the series, issue date, CUSIP number (if any), interest rate, maturity date and certificate numbers;

(2)                 the amount of the Securities being redeemed;

(3)                 the Redemption Date;

(4)                 the Redemption Price (or the method of calculating or determining the Redemption Price);

(5)                 that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of those Securities is to receive payment of the Redemption Price on surrender to the Paying Agent of the Securities redeemed;

(6)                 if any Security is to be redeemed in part, the portion of the principal amount thereof to be redeemed and that on and after the Redemption Date, on surrender for cancellation of that Security to the Paying Agent, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder;

(7)                 that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent;

(8)                 that the redemption is for a sinking or analogous fund, if that is the case;

(9)                 if the Securities being redeemed are convertible into or exchangeable for Capital Stock, other debt securities (including Securities) or any other securities or property of the Company or any other Person, the name and address of the conversion or exchange agent, the date on which the right to convert or exchange is terminated and the conversion or exchange rate;

(10)             if the redemption or notice thereof is subject to one or more conditions, a statement to that effect and the condition or conditions precedent; and

(11)             the address of the Trustee, as provided in Section 11.02, for presentment of the Securities.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given: (i) by the Company or (ii) at the Company’s written request, by the Trustee in the name and at the expense of the Company; provided, however, that the Company shall have delivered to the Trustee, at least three Business Days prior to the date of the giving of the notice of redemption (or such shorter period as is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the immediately preceding paragraph.

SECTION 3.05	Effect of Notice of Redemption

Once notice of redemption is given, unless the redemption or notice thereof is subject to one or more conditions (as specified in the notice of redemption), Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, and any failure to give notice or defect in notice shall not affect the validity of other notices properly given. Upon surrender to the Paying Agent, those Securities called for redemption shall be paid at the Redemption Price, but interest installments whose maturity is on or prior to that Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates specified pursuant to Section 2.01.

SECTION 3.06	Deposit of Redemption Price

By 11:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or the Paying Agent (or, if the Company is acting as the Paying Agent, segregate and hold in trust as provided in Section 2.06) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on and any Additional Amounts with respect to, the Securities or portions thereof that are to be redeemed on that date, other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

If the Company complies with the immediately preceding paragraph, then, unless the Company defaults in the payment of that Redemption Price, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not those Securities are presented for payment, and the Holders of those Securities shall have no further rights with respect to those Securities except for the right to receive the Redemption Price on surrender of those Securities. If any Security called for redemption shall not be so paid on surrender thereof for redemption, the principal of and premium, if any, any Additional Amounts, and, to the extent lawful, accrued interest thereon shall, until paid, bear interest from the Redemption Date at the rate specified pursuant to Section 2.01 or provided in the Securities or, in the case of Original Issue Discount Securities, their initial yield to maturity.

SECTION	3.07 Securities Redeemed or Purchased in Part

Upon surrender to the Paying Agent of a Security to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of that Security without service charge a new Security or Securities, of the same series and of any authorized denomination as requested by that Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed.

SECTION 3.08	Purchase of Securities

Unless otherwise specified as contemplated by Section 2.01, the Company and any Affiliate of the Company may, subject to applicable law, at any time purchase or otherwise acquire Securities in the open market or by private agreement. Any such acquisition shall not operate as or be deemed for any purpose to be a redemption of the indebtedness represented by those Securities. Any Securities purchased or acquired by the Company may be delivered to the Trustee for cancellation and, on that delivery, the indebtedness represented thereby shall be deemed to be satisfied. Section 2.13 shall apply to all Securities so delivered.

SECTION 3.09	Mandatory and Optional Sinking Funds

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of the minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.” Unless otherwise provided by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 3.10. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of that series and by this Article III.

SECTION 3.10	Satisfaction of Sinking Fund Payments with Securities

The Company may deliver outstanding Securities of a series (other than any previously called for redemption) and may apply as a credit Securities of a series that have been redeemed either at the election of the Company pursuant to the terms of those Securities or through the application of permitted optional sinking fund payments pursuant to the terms of those Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of that series required to be made pursuant to the terms of that series of Securities; provided that those Securities have not been previously so credited. Those Securities shall be received and credited for that purpose by the Trustee at the Redemption Price specified in those Securities for redemption through operation of the sinking fund, and the amount of that sinking fund payment shall be reduced accordingly.

SECTION 3.11	Redemption of Securities for Sinking Fund

Not less than 45 days prior (unless a shorter period shall be satisfactory to the Trustee) to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, that is to be satisfied by payment of cash and the portion thereof, if any, that is to be satisfied by delivery of or by crediting Securities of that series pursuant to Section 3.10 and will also deliver or cause to be delivered to the Trustee any Securities to be so delivered. Failure of the Company to timely deliver or cause to be delivered that Officers’ Certificate and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute the election of the Company (i) that the mandatory sinking fund payment for that series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of that series in respect thereof and (ii) that the Company will make no optional sinking fund payment with respect to that series as provided in this Section.

If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $100,000 (or the Dollar equivalent thereof based on the applicable Exchange Rate on the date of original issue of the applicable Securities) or a lesser sum if the Company shall so request with respect to the Securities of any particular series, that cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of that series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If that amount shall be $100,000 (or the Dollar equivalent thereof as aforesaid) or less and the Company makes no such request, then it shall be carried over until a sum in excess of $100,000 (or the Dollar equivalent thereof as aforesaid) is available. Not less than 30 days before each such sinking fund payment date, the Trustee shall select the Securities to be redeemed on that sinking fund payment date in the manner specified in Section 3.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.04. That notice having been duly given, the redemption of those Securities shall be made on the terms and in the manner stated in Sections 3.05, 3.06 and 3.07.

ARTICLE IV
COVENANTS

SECTION 4.01	Payment of Securities

The Company shall pay the principal of, premium (if any) and interest on, and any Additional Amounts with respect to, the Securities of each series on the dates and in the manner provided in the Securities of that series and in this Indenture. Principal, premium, interest and any Additional Amounts shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary of the Company, holds on that date money deposited by the Company designated for and sufficient to pay all principal, premium (if any), interest and any Additional Amounts then due.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal of and premium (if any) on Securities of any series, at a rate equal to the then applicable interest rate on the Securities of that series to the extent lawful; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest on and any overdue payments of Additional Amounts with respect to Securities of that series (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02	Maintenance of Office or Agency

The Company will maintain in each Place of Payment for any series of Securities an office or agency (which may be an office of the Trustee, the Registrar or the Paying Agent) where Securities of that series may be presented for registration of transfer or exchange, where Securities of that series may be presented for payment and where notices and demands to or on the Company in respect of the Securities of that series and this Indenture may be delivered. Unless otherwise designated by the Company by written notice to the Trustee, that office or agency shall be the office of the Trustee specified in Section 11.02. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of that office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, those presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all those purposes and may from time to time rescind those designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for those purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.03	SEC Reports; Financial Statements

(a)                 If the Company is subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of those portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If this Indenture is qualified under the TIA, but not otherwise, the Company shall also comply with the provisions of TIA § 314(a). Delivery of such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates or certificates delivered pursuant to Section 4.04).

(b)                 If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall furnish to all Holders of Rule 144A Securities and prospective purchasers of Rule 144A Securities designated by the Holders of Rule 144A Securities, promptly on their request, the information required to be delivered pursuant to Rule 144A(d)(4) promulgated under the Securities Act of 1933, as amended.

(c)                 The Company intends to file the reports, information and documents referred to in Section 4.03(a) with the SEC in electronic form pursuant to Regulation S-T promulgated by the SEC using the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Company shall notify the Trustee in the manner prescribed herein of each such filing and the location thereof in reasonable detail. The Trustee is hereby authorized and directed to access the EDGAR system for purposes of retrieving the reports so filed. Compliance with the foregoing shall constitute delivery by the Company of such reports to the Trustee in compliance with the provisions of TIA § 314(a). The Trustee shall have no duty to search for or obtain any electronic or other filings that the Company makes with the SEC, regardless of whether such filings are periodic, supplemental or otherwise. Delivery of the reports, information and documents to the Trustee pursuant to this Section 4.03 shall be solely for the purposes of compliance with this Section 4.03 and with TIA § 314(a). Delivery of such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates or certificates delivered pursuant to Section 4.04).

SECTION 4.04	Compliance Certificate

(a)                 The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a statement signed by an Officer of the Company, which need not constitute an Officers’ Certificate, complying with TIA § 314(a)(4) and stating that, in the course of performance by the signing Officer of the Company of such Officer’s duties as such Officer of the Company, such Officer would normally obtain knowledge of the keeping, observing, performing and fulfilling by the Company of its obligations under this Indenture, and further stating that, to the best of such Officer’s knowledge, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which that Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto).

(b)                 The Company shall, so long as Securities of any series are outstanding, deliver to the Trustee, promptly and in any event within five Business Days after the Company becomes aware of the occurrence of any Default or Event of Default under this Indenture, an Officers’ Certificate specifying that Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05	Existence

Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

SECTION 4.06	Waiver of Stay, Extension or Usury Laws

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist on, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.07	Additional Amounts

If the Securities of a series expressly provide for the payment of Additional Amounts, the Company will pay to the Holder of any Security of that series Additional Amounts as expressly provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or the net proceeds received from the sale or exchange of any Security of any series, that mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 4.07 to the extent that, in that context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 4.07, and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where that express mention is not made.

Unless otherwise provided pursuant to Section 2.01 with respect to Securities of any series, if the Securities of a series provide for the payment of Additional Amounts, at least ten days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least ten days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Company shall furnish the Trustee and the Company’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers’ Certificate instructing the Trustee and such Paying Agent or Paying Agents whether that payment of principal of and any premium or interest on the Securities of that series shall be made to Holders of Securities of that series who are United States Aliens without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding shall be required, then that Officers’ Certificate shall specify by country the amount, if any, required to be withheld on those payments to those Holders of Securities, and the Company will pay to that Paying Agent the Additional Amounts required by this Section. The Company covenants to indemnify the Trustee and any Paying Agent for and to hold them harmless against any loss, liability or expense reasonably incurred without gross negligence or willful misconduct on their part arising out of or in connection with the Company’s failure to pay Additional Amounts and remit any withheld amounts to the proper governmental authority.

The Trustee shall not at any time be under any duty or responsibility to any Holder of Securities to determine the Additional Amounts, or with respect to the nature, extent, or calculation of the amount of Additional Amounts owed, or with respect to the method employed in such calculation of the Additional Amounts.

ARTICLE V
SUCCESSORS

SECTION 5.01	Limitations on Mergers, Consolidations and Other Transactions

The Company shall not, in any transaction or series of related transactions, consolidate with, or merge into (or amalgamate with), any other Person, or sell, lease, convey, transfer or otherwise dispose of substantially all of its assets as an entirety to any Person, unless:

(1)                 either (a) the Company shall be the continuing Person or (b) the Person (if other than the Company) formed by that consolidation (or amalgamation) or into which the Company is merged, or to which that sale, lease, conveyance, transfer or other disposition shall be made (collectively, the “Successor”), expressly assumes by supplemental indenture the due and punctual payment of the principal of, premium (if any) and interest on, and Additional Amounts with respect to, all the Securities and the performance and observance of the Company’s covenants and obligations under this Indenture and the Securities;

(2)                 immediately after giving effect to that transaction or series of related transactions, no Default or Event of Default shall have occurred and be continuing; and

(3)                 the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger (or amalgamation), sale, lease, conveyance, transfer or other disposition and such supplemental indenture comply  with this Indenture and that the conditions precedent, if any, herein provided for relating to such transaction have been complied with.

SECTION 5.02	Successor Person Substituted

Upon any consolidation, amalgamation or merger of the Company or any sale, lease, conveyance, transfer or other disposition of substantially all of the assets of the Company as an entirety in accordance with Section 5.01, any Successor formed by that consolidation or into or with which the Company is merged or to which that sale, lease, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture and the Securities with the same effect as if that Successor had been named as the Company herein and the predecessor Company, in the case of a sale, conveyance, transfer or other disposition, shall be released from all obligations under this Indenture and the Securities.

ARTICLE VI
DEFAULTS AND REMEDIES

SECTION 6.01	Events of Default

Unless either inapplicable to a particular series or specifically deleted or modified in or pursuant to the supplemental indenture or Board Resolution establishing that series of Securities or in the form of Security for that series, an “Event of Default,” wherever used herein with respect to Securities of any series, occurs if:

(1)                 the Company defaults in the payment of interest on or any Additional Amounts with respect to any Security of that series when the same becomes due and payable and that default continues for a period of 30 days;

(2)                 the Company defaults in the payment of (A) the principal of any Security of that series at its Maturity or (B) premium (if any) on any Security of that series when the same becomes due and payable;

(3)                 the Company defaults in the deposit of any mandatory sinking fund payment, when and as due by the terms of a Security of that series, and that default continues for a period of 30 days;

(4)                 the Company fails to comply with any of its other covenants or agreements in, or provisions of, the Securities of that series or this Indenture (other than an agreement, covenant or provision that has expressly been included in this Indenture solely for the benefit of one or more series of Securities other than that series) that shall not have been remedied within the specified period after written notice, as specified in the last paragraph of this Section 6.01;

(5)                 the Company pursuant to or within the meaning of any Bankruptcy Law:

(A)                commences a voluntary case,

(B)                consents to the entry of an order for relief against it in an involuntary case,

(C)                consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property, or

(D)                makes a general assignment for the benefit of its creditors;

(6)                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 90 days and that:

(A)                is for relief against the Company as debtor in an involuntary case,

(B)                appoints a Bankruptcy Custodian of the Company or a Bankruptcy Custodian for all or substantially all of the property of the Company, or

(C)                orders the liquidation of the Company; or

(7)                 any other Event of Default provided with respect to Securities of that series occurs.

The term “Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

The Trustee shall not be deemed to know or have notice of any Default or Event of Default, except failure to receive any payments required to be made by the Company to the Trustee, unless the Company or the Holders of at least 25% in the aggregate principal amount of the Securities give written notice of any event that is in fact such a Default or Event of Default, and such notice is received by the Trustee at the Corporate Trust Office of the Trustee and references the Securities and this Indenture. In the absence of such notice, the Trustee may conclusively assume no default exists.

When a Default or Event of Default is cured, it ceases.

Notwithstanding the foregoing provisions of this Section 6.01, if the principal of, premium (if any) or interest on, or Additional Amounts with respect to, any Security is payable in a currency or currencies (including a composite currency) other than Dollars and such currency or currencies are not available to the Company for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company (a “Conversion Event”), the Company will be entitled to satisfy its obligations to Holders of the Securities by making that payment in Dollars in an amount equal to the Dollar equivalent of the amount payable in such other currency, as determined by the Company by reference to the Exchange Rate on the date of that payment, or, if that rate is not then available, on the basis of the most recently available Exchange Rate. Notwithstanding the foregoing provisions of this Section 6.01, any payment made under such circumstances in Dollars where the required payment is in a currency other than Dollars will not constitute an Event of Default under this Indenture.

Promptly after the occurrence of a Conversion Event, the Company shall give written notice thereof to the Trustee; and the Trustee, promptly after receipt of that notice, shall give notice thereof in the manner provided in Section 11.02 to the Holders. Promptly after the making of any payment in Dollars as a result of a Conversion Event, the Company shall give notice in the manner provided in Section 11.02 to the Holders, setting forth the applicable Exchange Rate and describing the calculation of those payments.

A Default under clause (4) or (7) of this Section 6.01 is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Securities of the series affected by that Default (or, in the case of a Default under clause (4) of this Section 6.01, if outstanding Securities of other series are affected by that Default, then at least 25% in principal amount of the then outstanding Securities so affected) notify the Company and the Trustee, of the Default, and the Company fails to cure the Default within 90 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”

SECTION 6.02	Acceleration

If an Event of Default with respect to any Securities of any series at the time outstanding (other than an Event of Default specified in clause (5) or (6) of Section 6.01) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Securities of the series affected by that Event of Default (or, in the case of an Event of Default described in clause (4) of Section 6.01, if outstanding Securities of other series are affected by that Event of Default, then at least 25% in principal amount of the then outstanding Securities so affected) by notice to the Company and the Trustee, may declare the principal of (or, if any of those Securities are Original Issue Discount Securities, that portion of the principal amount as may be specified in the terms of that series) and all accrued and unpaid interest on all then outstanding Securities of that series or of all series, as the case may be, to be due and payable. Upon any such declaration, the amounts due and payable on those Securities shall be due and payable immediately. If an Event of Default specified in clause (5) or (6) of Section 6.01 occurs, those amounts shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Securities of the series affected by that Event of Default or all series so affected, as the case may be, by written notice to the Trustee may rescind an acceleration and its consequences (other than nonpayment of principal of, premium or interest on, or any Additional Amounts with respect to, the Securities) if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to Securities of that series (or of all series, as the case may be) have been cured or waived, except nonpayment of principal, premium, interest or any Additional Amounts that has become due solely because of the acceleration.

SECTION 6.03	Other Remedies

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or premium (if any) or interest on, the Securities of that series or to enforce the performance of any provision of the Securities of that series or this Indenture.

The Trustee may maintain a proceeding with respect to Securities of any series even if it does not possess any of the Securities of that series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing on an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04	Waiver of Defaults

Subject to Sections 6.07 and 9.02, the Holders of a majority in principal amount of the then outstanding Securities of any series or of all series affected thereby (acting as one class) by written notice to the Trustee may waive an existing or past Default or Event of Default with respect to that series or all series so affected, as the case may be, and its consequences (including waivers obtained in connection with a tender offer or exchange offer for Securities of that series or all series so affected or a solicitation of consents in respect of Securities of that series or all series so affected, provided that in each case that offer or solicitation is made to all Holders of then outstanding Securities of that series or all series so affected (but the terms of that offer or solicitation may vary from series to series)), except (1) a continuing Default or Event of Default in the payment of the principal of, premium (if any) or interest on, or any Additional Amounts with respect to, any Security or (2) a continued Default in respect of a provision that under Section 9.02 cannot be amended or supplemented without the consent of each Holder affected; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Securities may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, that Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05	Control by Majority

With respect to Securities of any series, the Holders of a majority in principal amount of the then outstanding Securities of that series may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it relating to or arising under an Event of Default described in clause (1), (2), (3) or (7) of Section 6.01, and with respect to all Securities, the Holders of a majority in principal amount of all the then outstanding Securities affected may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it not relating to or arising under such an Event of Default. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with that direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification and/or security satisfactory to the Trustee in its sole discretion from Holders directing the Trustee against all losses and expenses caused by taking or not taking that action.

SECTION 6.06	Limitations on Suits

Subject to Section 6.07, a Holder of a Security of any series may pursue a remedy with respect to this Indenture or the Securities of that series only if:

(1)                 the Holder gives to the Trustee written notice of a continuing Event of Default with respect to that series;

(2)                 the Holders of at least 25% in principal amount of the then outstanding Securities of that series make a written request to the Trustee to pursue the remedy;

(3)                 such Holder or Holders offer to the Trustee indemnity and/or security satisfactory to the Trustee in its sole discretion against any loss, liability or expense;

(4)                 the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity and/or security; and

(5)                 during that 60-day period, the Holders of a majority in principal amount of the Securities of that series do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such use by a Holder prejudices the rights of any other Holders or obtains priority or preference over such other Holders).

SECTION 6.07	Rights of Holders to Receive Payment

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, premium (if any) and interest on, and any Additional Amounts with respect to, that Security, on or after the respective due dates expressed in that Security, or to bring suit for the enforcement of any such payment on or after those respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 6.08	Collection Suit by Trustee

If an Event of Default specified in clause (1) or (2) of Section 6.01 occurs and is continuing with respect to Securities of any series, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the amount of principal, premium (if any), interest and any Additional Amounts remaining unpaid on the Securities of that series, and interest on overdue principal and premium, if any, and, to the extent lawful, interest on overdue interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09	Trustee May File Proofs of Claim

The Trustee is authorized to file such proofs of claim and other papers or documents and to take such actions, including participating as a member, voting or otherwise, of any committee of creditors, as may be necessary or advisable to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceeding relative to the Company or its creditors or properties and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any Bankruptcy Custodian in any such judicial proceeding is hereby authorized by each Holder to make those payments to the Trustee, and in the event that the Trustee shall consent to the making of those payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of the Securities may be entitled to receive in that proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10	Priorities

If the Trustee collects any money or property pursuant to this Article VI or, after an Event of Default, any money or property distributable in respect of the Company’s obligations under this Indenture, it shall pay out the money or property in the following order:

First: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.07;

Second: to Holders for amounts due and unpaid on the Securities in respect of which or for the benefit of which that money has been collected, for principal, premium (if any), interest and any Additional Amounts ratably, without preference or priority of any kind, according to the amounts due and payable on those Securities for principal, premium (if any), interest and any Additional Amounts, respectively; and

Third: to the Company.

The Trustee, on prior written notice to the Company, may fix record dates and payment dates for any payment to Holders pursuant to this Article VI.

To the fullest extent allowed under applicable law, if for the purpose of obtaining a judgment against the Company in any court it is necessary to convert the sum due in respect of the principal of, premium (if any) or interest on, or Additional Amounts with respect to, the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used for purposes of rendering the judgment shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Business Day next preceding that on which final judgment is given. Neither the Company nor the Trustee shall be liable for any shortfall nor shall it benefit from any windfall in payments to Holders of Securities under this Section 6.10 caused by a change in exchange rates between the time the amount of a judgment against it is calculated as above and the time the Trustee converts the Judgment Currency into the Required Currency to make payments under this Section 6.10 to Holders of Securities, but payment of that judgment shall discharge all amounts owed by the Company on the claim or claims underlying that judgment.

SECTION 6.11	Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the then outstanding Securities of any series.

ARTICLE VII
TRUSTEE

SECTION 7.01	Duties of Trustee

(a)       If an Event of Default with respect to the Securities of any series has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to the Securities of that series, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)       Except during the continuance of an Event of Default with respect to the Securities of any series:

(1)                 the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c)       The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)       this paragraph does not limit the effect of Sections 7.01(b) and 7.01(e);

(2)       the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)       the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)       Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

(e)       No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights and powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(f)       The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. Any money received by the Trustee with respect to Securities of any series shall, until applied as herein provided, be held in trust for payment of the principal of, premium (if any) and interest on, and Additional Amounts with respect to, the Securities of that series.

SECTION 7.02	Rights of Trustee. Subject to the provisions of Section 7.01:

(a)                 The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any resolution, certificate, statement, instrument, opinion, notice, report, request, direction, consent, order, bond, debenture, note other evidence of indebtedness or other papers or documents (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)                 Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate and/or an Opinion of Counsel. The Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

(c)            The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(d)            The Trustee shall not be liable for any action it takes, suffers or omits to take in good faith which it believes to be authorized or within its rights or powers conferred on it by this Indenture.

(e)            Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficiently evidenced by a Company Order or a Company Request and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(f)             The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, report, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other papers or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g)            In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including loss of profit) even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)            The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i)             The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(j)             The Trustee may request that the Company deliver to the Trustee a certificate setting forth the names of individuals and titles of Officers of the Company authorized at such time to take specified actions pursuant to this Indenture of the Company and the Securities, which certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k)           Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to the documents upon the request or authority or consent of any Person, who, at the time of making such request or giving such authority or consent, is the Holder of any Securities shall be conclusive and binding upon all future Holders of such Securities and upon Securities executed and delivered in exchange therefor or in place thereof.

(l)            Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Securities.

(m)          The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice of such Default or Event of Default from the Company or any Holder is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(n)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities which may be incurred therein or thereby.

(o)           In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Tax Law”) a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to related to this Indenture, the Company agrees (i) to provide to the Trustee sufficient information about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) that is within the possession of the Company so the Trustee can determine whether it has tax related obligations under Applicable Tax Law, (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Tax Law for which the Trustee shall not have any liability, and (iii) to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with such Applicable Tax Law. The terms of this clause (o) shall survive the termination of this Indenture.

SECTION 7.03	May Hold Securities

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04	Trustee’s Disclaimer

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities. The Trustee and any authenticating agent shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision hereof. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any authenticating agent assumes no responsibility for their correctness. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.

SECTION 7.05	Notice of Defaults

If a Default or Event of Default with respect to the Securities of any series occurs and is continuing and it is known to the Trustee as provided in Section 6.01, the Trustee shall mail to Holders of Securities of that series a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium (if any) and interest on, and Additional Amounts or any sinking fund installment with respect to, the Securities of that series, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee or Responsible Officers in good faith determines that withholding the notice is in the interests of Holders of Securities of that series.

SECTION 7.06	Reports by Trustee to Holders

Within 60 days after each anniversary of the date of the execution of this Indenture, the Trustee shall mail to Holders of a series and the Company a brief report dated as of that reporting date that complies with TIA § 313(a); provided, however, that if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date with respect to a series, no report need be transmitted to Holders of that series. The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit by mail all reports if and as required by TIA §§ 313(c) and 313(d).

A copy of each report at the time of its mailing to Holders of a series of Securities shall be filed by the Company with the SEC and each securities exchange, if any, on which the Securities of that series are listed. The Company shall notify the Trustee if and when any series of Securities is listed on any securities exchange.

SECTION 7.07	Compensation and Indemnity

The Company agrees:

(a)     to pay to the Trustee from time to time such reasonable compensation as shall from time to time be agreed in writing between the parties for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)     except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and

(c)     to indemnify the Trustee and its officers, agents, directors and employees for, and to defend, protect and hold them harmless against, any and all loss, liability, damage, claims or expense, including fees and expenses of counsel and court costs, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without gross negligence or willful misconduct on its part, arising out of or in connection with this Indenture, the Securities, the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense of such claim. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company under this Section to compensate the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder.

Without limiting any rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(5) or Section 6.01(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

As security for the performance of the obligations of the Company under this Section the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest or Additional Amounts on particular Securities.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

The provisions of this Section shall survive the satisfaction and discharge of this Indenture and the defeasance of the Securities, the termination for any reason of this Indenture and the resignation or removal of the Trustee.

SECTION 7.08	Replacement of Trustee

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only on the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign and be discharged at any time with respect to the Securities of one or more series by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities of any series may remove the Trustee with respect to the Securities of that series upon 30 days’ prior notice by so notifying the Trustee and the Company. The Company may remove the Trustee if:

(1)                 the Trustee fails to comply with Section 7.10;

(2)       the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)       a Bankruptcy Custodian or public officer takes charge of the Trustee or its property; or

(4)       the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to the Securities of one or more series, the Company shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of those series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). Within one year after the successor Trustee with respect to the Securities of any series takes office, the Holders of a majority in principal amount of the Securities of that series then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee with respect to the Securities of any series does not take office within 45 days after the retiring or removed Trustee resigns or is removed, the retiring or removed Trustee (at the Company’s expense), the Company or the Holders of at least 10% in principal amount of the then outstanding Securities of that series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of that series.

If the Trustee with respect to the Securities of a series fails to comply with Section 7.10, any Holder of Securities of that series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the Securities of that series.

In case of the appointment of a successor Trustee with respect to all Securities, each such successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee, upon payment of its charges and reimbursement of its expenses (including reasonable fees and expenses of counsel and agents), shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

In case of the appointment of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more (but not all) series shall execute and deliver an indenture supplemental hereto in which each successor Trustee shall accept that appointment and that (1) shall confer to each successor Trustee all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of that successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall confirm that all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee. Nothing herein or in that supplemental indenture shall constitute those Trustees co-trustees of the same trust, and each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee. Upon the execution and delivery of that supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, and each such successor Trustee shall have all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of that successor Trustee relates. On the request of the Company or any successor Trustee, that retiring Trustee shall transfer to that successor Trustee all property held by that retiring Trustee as Trustee with respect to the Securities of that or those series to which the appointment of that successor Trustee relates.

Notwithstanding replacement of the Trustee or Trustees pursuant to this Section 7.08, the obligations of the Company under Section 7.07 shall continue for the benefit of the retiring Trustee or Trustees.

SECTION 7.09         Successor Trustee by Merger, etc.

Subject to Section 7.10, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor corporation without any further act shall be the successor Trustee; provided, however, that in the case of a transfer of all or substantially all of its corporate trust business to another Person, the transferee Person expressly assumes all of the Trustee’s liabilities hereunder.

In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to that authenticating Trustee may adopt that authentication and deliver the Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate those Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all those cases those certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10         Eligibility; Disqualification

There shall at all times be a Trustee hereunder that shall be a corporation or banking or trust company or association organized and doing business under the laws of the United States, any State thereof or the District of Columbia and authorized under those laws to exercise corporate trust power, shall be subject to supervision or examination by Federal or State (or the District of Columbia) authority and shall have, or be a Subsidiary of a bank or bank holding company having, a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

The Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee is subject to and shall comply with the provisions of TIA § 310(b) during the period of time required by this Indenture. For purposes of Section 310(b)(1) of the TIA and to the extent permitted thereby, the Trustee, in its capacity as Trustee in respect of the Securities of any series, shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of the Securities of any other series or any securities of any series issued under the following indentures [___________]. Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA § 310(b).

SECTION 7.11         Preferential Collection of Claims Against the Company

The Trustee is subject to and shall comply with the provisions of TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII
DISCHARGE OF INDENTURE

SECTION 8.01         Termination of the Company’s Obligations

(a)       This Indenture shall cease to be of further effect with respect to the Securities of a series (except as to any surviving rights of conversion or of registration of transfer or exchange of Securities expressly provided for herein and except that the Company’s obligations under Section 7.07, the Trustee’s and Paying Agent’s obligations under Section 8.03 and the rights, powers, protections and privileges accorded the Trustee under Article VII shall survive), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging the satisfaction and discharge of this Indenture with respect to the Securities of that series, when:

(1)             either

(A)   all outstanding Securities of that series theretofore authenticated and issued (other than destroyed, lost or stolen Securities that have been replaced or paid) have been delivered to the Trustee for cancellation; or

(B)    all outstanding Securities of that series not theretofore delivered to the Trustee for cancellation:

(i)      have become due and payable (including by reason of the giving of a notice of redemption pursuant to Section 3.04),

(ii)     will become due and payable at their Stated Maturity within one year, or

(iii)    are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and, in the case of clause (i), (ii) or (iii) above, the Company has irrevocably deposited or caused to be deposited with the Trustee as funds (immediately available to the Holders in the case of clause (i)) in trust for that purpose (x) money in the currency in which payment of the Securities of that series is to be made in an amount, (y) Government Obligations with respect to that series maturing as to principal and interest at such times and in such amounts as will ensure the availability of money in the currency in which payment of the Securities of that series is to be made in an amount or (z) a combination thereof that will be sufficient, without reinvestment in the opinion (in the case of clauses (y) and (z)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on the Securities of that series for principal, any premium, any interest and any Additional Amounts to the date of that deposit (in the case of Securities that have become due and payable) or for principal, premium (if any), interest and any Additional Amounts to the Stated Maturity or Redemption Date, as the case may be; or

(C)    the Company has properly fulfilled such other means of satisfaction and discharge as is specified, as contemplated by Section 2.01, to be applicable to the Securities of that series;

(2)       the Company has paid or caused to be paid all other sums payable by it hereunder with respect to the Securities of that series; and

(3)       the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent to satisfaction and discharge of this Indenture with respect to the Securities of that series have been complied with.

(b)       Unless this Section 8.01(b) is specified as not being applicable to Securities of a series as contemplated by Section 2.01, the Company may terminate certain of its obligations under this Indenture (“covenant defeasance”) with respect to the Securities of a series if:

(1)       the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of Securities of that series, (i) money in the currency in which payment of the Securities of that series is to be made in an amount, (ii) Government Obligations with respect to that series maturing as to principal and interest at such times and in such amounts as will ensure the availability of money in the currency in which payment of the Securities of that series is to be made in an amount or (iii) a combination thereof that is sufficient, without reinvestment, in the opinion (in the case of clauses (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay, without consideration of the reinvestment of any such amounts and after payment of all taxes or other charges or assessments in respect thereof payable by the Trustee, the principal of, premium (if any) and interest on, and any Additional Amounts with respect to, all Securities of that series on each date that such principal, premium (if any), interest or Additional Amounts are due and payable and (at the Stated Maturity thereof or on redemption as provided in Section 8.01(e)) to pay all other sums payable by it hereunder; provided that the Trustee shall have been irrevocably instructed to apply that money or the proceeds of those Government Obligations to the payment of said principal, premium (if any), interest and Additional Amounts with respect to the Securities of that series as the same shall become due;

(2)       the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent to satisfaction and discharge of this Indenture with respect to the Securities of that series have been complied with;

(3)       no Default or Event of Default with respect to the Securities of that series shall have occurred and be continuing on the date of that deposit;

(4)       the Company shall have delivered to the Trustee an Opinion of Counsel from counsel reasonably acceptable to the Trustee confirming that the Holders of Securities of that series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.01(b) and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if that option had not been exercised;

(5)       the Company has complied with any additional conditions specified pursuant to Section 2.01 to be applicable to the discharge of Securities of that series pursuant to this Section 8.01; and

(6)       that deposit and discharge shall not cause the Trustee to have a conflicting interest as defined in TIA § 310(b).

In that event, this Indenture shall cease to be of further effect (except as set forth in this paragraph), and the Trustee, on demand of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction and discharge under this Indenture. However, the Company’s obligations in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 4.01, 4.02, 5.01, 7.07, 7.08 and 8.04, the Trustee’s and Paying Agent’s obligations in Section 8.03 and the rights, powers, protections and privileges accorded the Trustee under Article VII shall survive until all Securities of that series are no longer outstanding. Thereafter, only the Company’s obligations in Section 7.07 and the Trustee’s and Paying Agent’s obligations in Section 8.03 shall survive with respect to Securities of that series.

After making the irrevocable deposit pursuant to this Section 8.01(b) and following satisfaction of the other conditions set forth herein, the Trustee on request shall acknowledge in writing the discharge of the Company’s obligations under this Indenture with respect to the Securities of that series, except for those surviving obligations specified above.

In order to have money available on a payment date to pay principal of, premium (if any) or interest on, or any Additional Amounts with respect to, the Securities, the Government Obligations shall be payable as to principal or interest on or before that payment date in such amounts as will provide the necessary money. Any such Government Obligations shall not be callable at the issuer’s option.

(c)       If the Company has previously complied or is concurrently complying with Section 8.01(b) (other than any additional conditions specified pursuant to Section 2.01 that are expressly applicable only to covenant defeasance) with respect to Securities of a series, then, unless this Section 8.01(c) is specified as not being applicable to Securities of that series as contemplated by Section 2.01, the Company may elect to be discharged (“legal defeasance”) from its obligations to make payments with respect to Securities of that series, if:

(1)       no Default or Event of Default under clauses (5) and (6) of Section 6.01 shall have occurred at any time during the period ending on the 91st day after the date of deposit contemplated by Section 8.01(b) (it being understood that this condition shall not be deemed satisfied until the expiration of that period);

(2)       unless otherwise specified with respect to Securities of that series as contemplated by Section 2.01, the Company has delivered to the Trustee an Opinion of Counsel from counsel reasonably acceptable to the Trustee to the effect referred to in Section 8.01(b)(4) with respect to that legal defeasance, which opinion is based on (i) a private ruling of the Internal Revenue Service addressed to the Company, (ii) a published ruling of the Internal Revenue Service or (iii) a change in the applicable federal income tax law (including regulations) after the date of this Indenture;

(3)       the Company has complied with any other conditions specified pursuant to Section 2.01 to be applicable to the legal defeasance of Securities of that series pursuant to this Section 8.01(c); and

(4)       the Company has delivered to the Trustee a Company Request requesting legal defeasance of the Securities of that series and an Officers’ Certificate stating that all conditions precedent with respect to legal defeasance of the Securities of that series have been complied with, together with an Opinion of Counsel to the same effect.

In that event, the Company will be discharged from its obligations under this Indenture and the Securities of that series to pay principal of, premium (if any) and interest on, and any Additional Amounts with respect to, Securities of that series, the Company’s obligations under Sections 4.01, 4.02 and 5.01 shall terminate with respect to those Securities, and the entire indebtedness of the Company evidenced by those Securities shall be deemed paid and discharged.

(d)       If and to the extent additional or alternative means of satisfaction, discharge or defeasance of Securities of a series are specified to be applicable to that series as contemplated by Section 2.01, the Company may terminate any or all of its obligations under this Indenture with respect to Securities of a series and any or all of its obligations under the Securities of that series if it fulfills such other means of satisfaction and discharge as may be so specified, as contemplated by Section 2.01, to be applicable to the Securities of that series.

(e)       If Securities of any series subject to subsections (a), (b), (c) or (d) of this Section 8.01 are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory or optional sinking fund provisions, the terms of the applicable trust arrangement shall provide for that redemption, and the Company shall make such arrangements as are reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 8.02         Application of Trust Money

The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium (if any) and interest on, and any Additional Amounts with respect to, the Securities of the series with respect to which the deposit was made.

SECTION 8.03         Repayment to Company

The Trustee and the Paying Agent shall promptly pay to the Company at any time on the written request of the Company any excess money or Government Obligations (or proceeds therefrom) held by them.

Subject to the requirements of any applicable abandoned property laws, the Trustee and the Paying Agent shall pay to the Company on written request any money held by them for the payment of principal, premium (if any), interest or any Additional Amounts that remain unclaimed for two years after the date on which that payment shall have become due. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to that money shall cease.

SECTION 8.04         Reinstatement

If the Trustee or the Paying Agent is unable to apply any money or Government Obligations deposited with respect to Securities of any series in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting that application, the obligations of the Company under this Indenture with respect to the Securities of that series and under the Securities of that series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section 8.01; provided, however, that if the Company has made any payment of principal of, premium (if any) or interest on, or any Additional Amounts with respect to, any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of those Securities to receive such payment from the money or Government Obligations held by the Trustee or the Paying Agent.

SECTION 8.05         Government Obligations

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to this Article VIII or the principal and interest received in respect thereof other than any such tax, fee or other charge that by law is for the account of the Holders of outstanding Securities.

ARTICLE IX
SUPPLEMENTAL INDENTURES AND AMENDMENTS

SECTION 9.01         Without Consent of Holders

The Company and the Trustee may amend or supplement this Indenture or the Securities or waive any provision hereof or thereof without the consent of any Holder:

(1)       to cure any ambiguity, omission, defect or inconsistency;

(2)       to comply with Section 5.01;

(3)       to provide for uncertificated Securities in addition to or in place of certificated Securities, or to provide for the issuance of bearer Securities (with or without coupons);

(4)       to provide any security for any series of Securities or to add guarantees of or additional obligors on any series of Securities;

(5)       to comply with any requirement in order to effect or maintain the qualification of this Indenture under the TIA;

(6)       to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if those covenants are to be for the benefit of less than all series of Securities, stating that those covenants are expressly being included solely for the benefit of that series), or to surrender any right or power herein conferred on the Company;

(7)       to add any additional Events of Default with respect to all or any series of the Securities (and, if any such Event of Default is applicable to less than all series of Securities, specifying the series to which that Event of Default is applicable);

(8)       to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no outstanding Security of any series created prior to the execution of that amendment or supplemental indenture that is adversely affected in any material respect by that change in or elimination of that provision; provided, further, that any change made to conform the provisions of this Indenture to the description of any Security in a prospectus or prospectus supplement or an offering memorandum or related term sheet used in connection with the offering and sale by the Company of such Security will not be deemed to adversely affect any Security of any series in any material respect;

(9)       to establish the form or terms of Securities of any series as permitted by Section 2.01;

(10)     to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Section 8.01; provided, however, that any such action shall not adversely affect the interest of the Holders of Securities of that series or any other series of Securities in any material respect; or

(11)     to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.08.

Upon the request of the Company, accompanied by a Board Resolution, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall, subject to Section 9.06, join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained.

SECTION 9.02         With Consent of Holders

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture with the written consent (including consents obtained in connection with a tender offer or exchange offer for Securities of any one or more series or all series or a solicitation of consents in respect of Securities of any one or more series or all series, provided that in each case that offer or solicitation is made to all Holders of then outstanding Securities of each such series (but the terms of that offer or solicitation may vary from series to series)) of the Holders of at least a majority in principal amount of the then outstanding Securities of all series affected by that amendment or supplement (acting as one class).

Upon the request of the Company, accompanied by a Board Resolution, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall, subject to Section 9.06, join with the Company in the execution of that amendment or supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if that consent approves the substance thereof.

The Holders of a majority in principal amount of the then outstanding Securities of one or more series or of all series affected (acting as one class) may waive compliance in a particular instance by the Company with any provision of this Indenture with respect to Securities of that series (including waivers obtained in connection with a tender offer or exchange offer for Securities of that series or a solicitation of consents in respect of Securities of that series, provided that in each case that offer or solicitation is made to all Holders of then outstanding Securities of that series (but the terms of that offer or solicitation may vary from series to series)).

However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not:

(1)       reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(2)       reduce the rate of or change the time for payment of interest, including default interest, on any Security;

(3)       reduce the principal of, any premium on or any mandatory sinking fund payment with respect to, or change the Stated Maturity of, any Security or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable on a declaration of acceleration of the Maturity thereof pursuant to Section 6.02;

(4)       reduce the premium (if any) payable on the redemption of any Security or change the time at which any Security may or shall be redeemed;

(5)       change any obligation of the Company to pay Additional Amounts with respect to any Security;

(6)       change the coin or currency or currencies (including composite currencies) in which any Security or any premium, interest or Additional Amounts with respect thereto are payable;

(7)       impair the right to institute suit for the enforcement of any payment of principal of, premium (if any) or interest on or any Additional Amounts with respect to, any Security pursuant to Sections 6.07 and 6.08, except as limited by Section 6.06;

(8)       make any change in the percentage of principal amount of Securities necessary to waive compliance with certain provisions of this Indenture pursuant to Section 6.04 or 6.07 or make any change in this sentence of Section 9.02;

(9)       modify the provisions of this Indenture with respect to the subordination of any Security in a manner adverse to the Holder thereof; or

(10)     waive a continuing Default or Event of Default in the payment of principal of, premium (if any) or interest on, or Additional Amounts with respect to, the Securities.

An amendment under this Section may not make any change that adversely affects the rights under Article X of any holder of an issue of Senior Indebtedness of the Company unless the holders of the issue pursuant to its terms consent to the change.

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities, or that modifies the rights of the Holders of Securities of that series with respect to that covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from that Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which that consent is required or sought as of a date identified by the Company in a notice furnished to Holders in accordance with the terms of this Indenture.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail that notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03         Compliance with Trust Indenture Act

Every amendment or supplement to this Indenture or the Securities shall comply in form and substance with the TIA as then in effect.

SECTION 9.04         Revocation and Effect of Consents

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Security or portion of a Security if the Trustee receives written notice of revocation before a date and time therefor identified by the Company in a notice furnished to such Holder in accordance with the terms of this Indenture or, if no such date and time shall be identified, the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date (which need not comply with Section 316(c) of the TIA) for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver or to take any other action under this Indenture. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at that record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to that amendment, supplement or waiver or to revoke any consent previously given, whether or not those Persons continue to be Holders after that record date. No consent shall be valid or effective for more than 90 days after that record date unless consents from Holders of the principal amount of Securities required hereunder for that amendment or waiver to be effective shall have also been given and not revoked within that 90-day period.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it is of the type described in any of clauses (1) through (9) of Section 9.02. In that case, the amendment, supplement or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Security.

SECTION 9.05         Notation on or Exchange of Securities

If an amendment or supplement changes the terms of an outstanding Security, the Company may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security at the request of the Company regarding the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of that amendment or supplement.

Securities of any series authenticated and delivered after the execution of any amendment or supplement may, and shall if required by the Company, bear a notation in form approved by the Company as to any matter provided for in that amendment or supplement.

SECTION 9.06         Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment or supplement authorized pursuant to this Article if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign any amendment or supplement, the Trustee shall receive, and, subject to Section 7.01, shall be fully protected in relying on, an Officers’ Certificate and Opinion of Counsel provided at the expense of the Company stating that such amendment or supplement is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that, in the case of the Opinion of Counsel, it will, subject to then customary exceptions, be valid and binding on the Company and enforceable against the Company in accordance with its terms.

ARTICLE X
SUBORDINATION

SECTION 10.01       Securities Subordinated to Senior Indebtedness

The Company and each Holder of a Security of a series, by such Holder’s acceptance thereof, agree that (a) the payment of the principal of, premium (if any) and interest on, and any Additional Amounts with respect to, each and all the Securities of such series and (b) any other payment in respect of the Securities, including on account of the acquisition or redemption of Securities of such series by the Company, is subordinated, to the extent and in the manner provided in this Article X, to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this Indenture or thereafter created, incurred, assumed or guaranteed, and that these subordination provisions are for the benefit of the holders of Senior Indebtedness of the Company.

Each Holder of a Security of a series, by such Holder’s acceptance thereof, acknowledges and agrees that the provisions of this Article X are, and are intended to be, an inducement and a consideration to all Persons who, in reliance on such provisions, become holders of, or continue to hold, Senior Indebtedness of the Company, and such provisions are made for the benefit of the holders of Senior Indebtedness of the Company, and such holders are made obligees hereunder, and any one or more of them may enforce such provisions.

SECTION 10.02       No Payment on Securities in Certain Circumstances

(a)       Unless otherwise specified with respect to Securities of a series as contemplated by Section 2.01, no payment shall be made by or on behalf of the Company on account of the principal of, premium (if any) or interest on, or any Additional Amounts with respect to the Securities of any series or to acquire any of those Securities (including any repurchases of those Securities pursuant to the provisions thereof at the option of the Holder of those Securities) for cash or property (other than Junior securities of the Company), or on account of any redemption provisions of those Securities, in the event of default in payment of any principal of, premium (if any) or interest on any Senior Indebtedness of the Company when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise (a “Payment Default”), unless and until that Payment Default has been cured or waived or otherwise has ceased to exist or such Senior Indebtedness shall have been discharged or paid in full.

(b)       Unless otherwise specified with respect to Securities of a series as contemplated by Section 2.01, no payment shall be made by or on behalf of the Company on account of the principal of, premium (if any) or interest on, or any Additional Amounts with respect to, the Securities of any series or to acquire any of those Securities (including any repurchases of those Securities pursuant to the provisions thereof at the option of the Holder of those Securities) for cash or property (other than Junior securities of the Company), or on account of the redemption provisions of those Securities, in the event of any event of default (other than a Payment Default) with respect to any Designated Senior Indebtedness permitting the holders of that Designated Senior Indebtedness (or a trustee or other representative on behalf of the holders thereof) to declare that Designated Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, on written notice thereof to the Company and the Trustee by any holders of Designated Senior Indebtedness (or a trustee or other representative on behalf of the holders thereof) (the “Payment Blocking Notice”), unless and until that event of default shall have been cured or waived or otherwise has ceased to exist; provided, that such payments may not be prevented pursuant to this Section 10.02(b) for more than 179 days after an applicable Payment Blocking Notice has been received by the Trustee unless the Designated Senior Indebtedness in respect of which that event of default exists has been declared due and payable in its entirety, in which case no such payment may be made until that acceleration has been rescinded or annulled or that Designated Senior Indebtedness has been paid in full. Unless otherwise specified with respect to Securities of a series as contemplated by Section 2.01, no event of default that existed or was continuing on the date of any Payment Blocking Notice (whether or not that event of default is on the same issue of Designated Senior Indebtedness) may be made the basis for the giving of a second Payment Blocking Notice, and only one such Payment Blocking Notice may be given in any period of 365 consecutive days.

(c)       In furtherance of the provisions of Section 10.01, in the event that, notwithstanding the foregoing provisions of this Section 10.02, any payment or distribution of assets of the Company (other than Junior securities of the Company) shall be received by the Trustee or the Holders of the Securities of any series or any Paying Agent with respect thereto at a time when that payment or distribution was prohibited by the provisions of this Section 10.02, then, unless that payment or distribution is no longer prohibited by this Section 10.02, that payment or distribution (subject to the provisions of Section 10.07) shall be received and held in trust by the Trustee or such Holders or Paying Agent for the benefit of the holders of Senior Indebtedness of the Company, and shall be paid or delivered by the Trustee or such Holders or Paying Agent, as the case may be, to the holders of Senior Indebtedness of the Company remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing that Senior Indebtedness of the Company may have been issued, ratably, according to the aggregate amounts remaining unpaid on account of that Senior Indebtedness of the Company held or represented by each, for application to the payment of all Senior Indebtedness of the Company in full after giving effect to all concurrent payments and distributions to or for the holders of that Senior Indebtedness.

SECTION 10.03      Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization

Upon any distribution of assets of the Company or upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or similar proceeding or upon assignment for the benefit of creditors:

(a)      the holders of all Senior Indebtedness of the Company shall first be entitled to receive payments in full before the Holders of Securities of any series are entitled to receive any payment (other than in the form of Junior securities of the Company) on account of the principal of, premium (if any) or interest on, or any Additional Amounts with respect to, those Securities;

(b)      any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior securities of the Company), to which the Holders of Securities of any series or the Trustee on behalf of those Holders would be entitled, except for the provisions of this Article X, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of that Senior Indebtedness or their representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all that Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions to the holders of that Senior Indebtedness; and

(c)       in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior securities of the Company), shall be received by the Trustee or the Holders of Securities of any series or any Paying Agent with respect thereto (or, if the Company or any Affiliate of the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of the principal of, premium (if any) or interest on, or any Additional Amounts with respect to, the Securities of that series before all Senior Indebtedness of the Company is paid in full, that payment or distribution (subject to the provisions of Section 10.07) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of that Senior Indebtedness, or their respective representatives, ratably according to the respective amounts of that Senior Indebtedness held or represented by each, to the extent necessary to make payment as provided herein of all that Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of that Senior Indebtedness, but only to the extent that as to any holder of that Senior Indebtedness, as promptly as practical following notice from the Trustee to the holders of that Senior Indebtedness that such prohibited payment has been received by the Trustee, Holder(s) or Paying Agent (or has been segregated as provided above), that holder (or a representative therefor) notifies the Trustee of the amounts then due and owing on that Senior Indebtedness, if any, held by that holder, and only the amounts specified in those notices to the Trustee shall be paid to the holders of that Senior Indebtedness.

SECTION 10.04       Subrogation to Rights of Holders of Senior Indebtedness

Subject to the payment in full of all Senior Indebtedness of the Company as provided herein, the Holders of the Securities of any series shall be subrogated (to the extent of the payments or distributions made to the holders of that Senior Indebtedness pursuant to the provisions of this Article X) to the rights of the holders of that Senior Indebtedness to receive payments or distributions of assets of the Company applicable to that Senior Indebtedness until all amounts owing on the Securities of such series shall be paid in full. For the purpose of that subrogation, no such payments or distributions to the holders of that Senior Indebtedness by the Company, or by or on behalf of the Holders of the Securities of such series by virtue of this Article X, which otherwise would have been made to those Holders shall, as among the Company, its creditors other than the holders of Senior Indebtedness of the Company and those Holders, be deemed to be payment by the Company or on account of that Senior Indebtedness, it being understood that the provisions of this Article X are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities of a series, on the one hand, and the holders of that Senior Indebtedness, on the other hand.

If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article X shall have been applied, pursuant to the provisions of this Article X, to the payment of amounts payable under Senior Indebtedness of the Company, then those Holders shall be entitled to receive from the holders of that Senior Indebtedness any payments or distributions received by those holders of Senior Indebtedness of the Company in excess of the amount sufficient to pay all amounts payable under or in respect of that Senior Indebtedness in full.

SECTION 10.05      Obligations of the Company Unconditional

Nothing contained in this Article X or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company and the Holders of the Securities of any series, the obligation of the Company, which is absolute and unconditional, to pay to those Holders the principal of, premium (if any) and interest on, and any Additional Amounts with respect to, the Securities of that series as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of those Holders and creditors of the Company other than the holders of Senior Indebtedness of the Company, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law on default under this Indenture, subject to the rights, if any, under this Article X, of the holders of Senior Indebtedness of the Company in respect of cash, property or securities of the Company received on the exercise of any such remedy. Notwithstanding anything to the contrary in this Article X or elsewhere in this Indenture or in the Securities, on any distribution of assets of the Company referred to in this Article X, the Trustee, subject to the provisions of Sections 7.01 and 7.02, and the Holders of the Securities shall be entitled to conclusively rely on any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to those Holders for the purpose of ascertaining the Persons entitled to participate in that distribution, the holders of Senior Indebtedness of the Company and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

SECTION 10.06       Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice

Notwithstanding the provisions of this Article X or any other provision of this Indenture, the Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee in respect of the Securities of any series, or the taking of any other action by the Trustee, unless and until a Responsible Officer of the Trustee shall have received at its Corporate Trust Office, no later than three Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose, written notice thereof from the Company, any paying agent of the Company or from one or more holders of Senior Indebtedness of the Company or from any representative therefor at the address specified in Section 11.02 and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects conclusively to assume that no such fact exists; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which, by the terms hereof, any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on, or additional amounts owing in respect of, any Debt Security) then, anything herein contained to the contrary notwithstanding, the Trustee shall have all power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it during or after such three Business Day period.

SECTION 10.07       Application by Trustee of Amounts Deposited with It

Amounts deposited in trust with the Trustee pursuant to and in accordance with Article VIII shall be for the sole benefit of Holders of the Securities of the series for the benefit of which those amounts were deposited, and, to the extent allocated for the payment of Securities of that series, shall not be subject to the subordination provisions of this Article X. Otherwise, any deposit of assets with the Trustee or the Paying Agent (whether or not in trust) for the payment of principal of, premium (if any) or interest on, or any Additional Amounts with respect to, any Securities of such series shall be subject to the provisions of Sections 10.01, 10.02, 10.03 and 10.04; provided that if prior to two Business Days preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of, premium (if any) or interest on, or any Additional Amounts with respect to, any Security), a Responsible Officer or such Paying Agent shall not have received with respect to those assets the written notice provided for in Section 10.06, then the Trustee or such Paying Agent shall have full power and authority to receive those assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after that date; and provided further that nothing contained in this Article X shall prevent the Company from making, or the Trustee from receiving or applying, any payment in connection with the redemption of Securities if the first publication of notice of that redemption (whether by mail or otherwise in accordance with this Indenture) has been made, and the Trustee has received that payment from the Company, prior to the occurrence of any of the contingencies specified in Section 10.02 or 10.03.

SECTION 10.08      Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness

No right of any present or future holders of any Senior Indebtedness of the Company to enforce the subordination provisions contained in this Article X shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with. The holders of Senior Indebtedness of the Company may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange that security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders of the Securities.

SECTION 10.09       Trustee to Effectuate Subordination of Securities

Each Holder of a Security of any series by such Holder’s acceptance thereof authorizes and expressly directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article X and to protect the rights of the Holders of the Securities of such series pursuant to this Indenture, and appoints the Trustee such Holder’s attorney-in-fact for that purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors of the Company), the filing of a claim for the unpaid balance of such Holder’s Securities in the form required in said proceedings and cause said claim to be approved. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness of the Company or their representative to authorize or consent to or accept or adopt on behalf of any Holder of Securities of any series any plan of reorganization, arrangement, adjustment or composition affecting the Securities of such series or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness of the Company or their representative to vote in respect of the claim of any Holder of the Securities of such series in any such proceeding.

SECTION 10.10       Right of Trustee to Hold Senior Indebtedness

The Trustee in its individual capacity shall be entitled to all of the rights set forth in this Article X in respect of any Senior Indebtedness of the Company at any time held by it to the same extent as any other holder of Senior Indebtedness of the Company, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.10 or Section 7.07.

SECTION 10.11       Article X Not to Prevent Events of Default

The failure to make a payment on account of principal of, premium (if any) or interest on, or any Additional Amounts with respect to, the Securities of any series by reason of any provision of this Article X shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.01 with respect to Securities of such series or in any way prevent the Holders of the Securities of such series from exercising any right hereunder other than the right to receive payment on the Securities of such series.

SECTION 10.12      No Fiduciary Duty of Trustee to Holders of Senior Indebtedness

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company, and shall not be liable to any of those holders if it shall in good faith mistakenly pay over or distribute to the Holders of the Securities of any series or the Company or any other Person, cash, property or securities to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article X or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee. Nothing in this Section 10.12 shall affect the obligation of any other such Person to hold that payment for the benefit of, and to pay that payment over to, the holders of Senior Indebtedness of the Company or their representative.

SECTION 10.13       Article Applicable to Paying Agent

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article X shall in that case (unless the context shall otherwise require) be construed as extending to and including that Paying Agent within its meaning as fully for all intents and purposes as if that Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that this Section 10.13 shall not apply to the Company or any Affiliate of the Company if it or that Affiliate acts as Paying Agent.

ARTICLE XI
MISCELLANEOUS

SECTION 11.01       Trust Indenture Act Controls

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of TIA § 318(c), the imposed duties shall control.

SECTION 11.02       Notices

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the other’s address:

If to the Company:

Helix Energy Solutions Group, Inc.
3505 West Sam Houston Parkway North, Suite 400
Houston, Texas 77043
Facsimile: (281) ___-_____
Attention: General Counsel

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.
3505 West Sam Houston Parkway North, Suite 400

Houston, Texas 77043
Facsimile: (___) ___-_____
Attention: _________

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed (except in the case of notice to the Trustee, in which case notice is duly given only when received); when receipt acknowledged, if by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first-class mail, postage prepaid, to the Holder’s address shown on the register kept by the Registrar (or in accordance with the rules and procedures of the Depositary). Failure to mail (or otherwise transmit in accordance with the rules and procedures of the Depositary) a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notice to the Trustee, it is duly given only when received.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

All notices or communications, including notices to the Trustee or the Company by Holders, shall be in writing, except as otherwise set forth herein.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of that notice.

The Trustee shall have the right, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such notices, instructions, directions or other communications. The Company agrees to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. The Company shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee pursuant to this Indenture are complete and correct. Any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Company to the Trustee for the purposes of this Indenture.

SECTION 11.03       Communication by Holders with Other Holders

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04      Certificate and Opinion as to Conditions Precedent

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee at the expense of the Company the following as required by the TIA:

(1)       an Officers’ Certificate (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)       an Opinion of Counsel (which shall include the statements set forth in Section 11.05) stating that, in the opinion of that counsel, all those conditions precedent or covenants have been complied with.

SECTION 11.05       Statements Required in Certificate or Opinion

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04) shall comply with the provisions of TIA § 314(e) and shall include:

(1)       a statement that the Person making that certificate or opinion has read that covenant or condition;

(2)      a brief statement as to the nature and scope of the examination or investigation on which the statements or opinions contained in that certificate or opinion are based;

(3)       a statement that, in the opinion of that Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not that covenant or condition has been complied with; and

(4)       a statement as to whether or not, in the opinion of that Person, that condition or covenant has been complied with.

SECTION 11.06      Rules by Trustee and Agents

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or the Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07      Legal Holidays

If a payment date is a Legal Holiday at a Place of Payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08       No Recourse Against Others

A director, officer, employee, shareholder, partner or other owner of the Company or the Trustee, as such, shall not have any liability for any obligations of the Company under the Securities or for any obligations of the Company or the Trustee under this Indenture or for any claim based on, in respect of or by reason of those obligations or their creation. Each Holder by accepting a Security waives and releases all that liability. The waiver and release shall be part of the consideration for the issue of Securities.

SECTION 11.09      Governing Law; Submission to Jurisdiction

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

THE COMPANY IRREVOCABLY CONSENTS AND SUBMITS, TO THE FULLEST EXTENT PERMITTED BY LAW, FOR ITSELF AND IN RESPECT OF ANY OF ITS ASSETS OR PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK OR ANY UNITED STATES FEDERAL COURT SITTING, IN EACH CASE, IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, NEW YORK, UNITED STATES OF AMERICA, AND ANY APPELLATE COURT FROM ANY THEREOF IN ANY SUIT, ACTION OR PROCEEDING THAT MAY BE BROUGHT IN CONNECTION WITH THIS INDENTURE OR THE SECURITIES, AND WAIVES ANY IMMUNITY FROM THE JURISDICTION OF SUCH COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION TO ANY SUCH SUIT, ACTION OR PROCEEDING THAT MAY BE BROUGHT IN SUCH COURTS WHETHER ON THE GROUNDS OF VENUE, RESIDENCE OR DOMICILE OR ON THE GROUND THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY AGREES, TO THE FULLEST EXTENT THAT IT LAWFULLY MAY DO SO, THAT FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY, AND WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION TO THE ENFORCEMENT BY ANY COMPETENT COURT IN THE COMPANY’S JURISDICTION OF ORGANIZATION OF JUDGMENTS VALIDLY OBTAINED IN ANY SUCH COURT IN NEW YORK ON THE BASIS OF SUCH SUIT, ACTION OR PROCEEDING.

SECTION 11.10       Waiver of Jury Trial

EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 11.11       Force Majeure

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.12       No Adverse Interpretation of Other Agreements

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.13       Successors

All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.14       Severability

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the fullest extent permitted by applicable law, not in any way be affected or impaired thereby.

SECTION 11.15      Counterpart Originals

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.

SECTION 11.16      Table of Contents, Headings, etc.

The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof. References in this Indenture to the terms “Article” or “Section” are references to the Articles and Sections of this Indenture, unless otherwise specified, and the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Indenture, taken as a whole.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Helix Energy Solutions Group, Inc.

By:
Name:
Title:

The Bank of New York Mellon Trust Company, N.A.
as Trustee

By:
Name:
Title: